Exhibit 15.1

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for China Mobile Limited and, under the date of March 14, 2013, we reported on the consolidated financial statements of China Mobile Limited and its subsidiaries as of and for the years ended December 31, 2011 and 2012 and the effectiveness of China Mobile Limited and its subsidiaries’ internal control over financial reporting as of December 31, 2012. On March 14, 2013, we were notified that the auditor-client relationship between KPMG and China Mobile Limited will be ceased upon completion of the audit of China Mobile Limited and its subsidiaries’ consolidated financial statements as of and for the year ended December 31, 2012 and effectiveness of internal control over financial reporting as of December 31, 2012, and the issuance of our reports thereon. On April 25, 2013 we completed our audit and issued our reports that were included in the Company’s Form 20-F for the year ended December 31, 2012.

We have read China Mobile Limited’s statements included under Item 16F of its annual report on Form 20-F for the year ended December 31, 2012, and we agree with such statements, except that we are not in a position to agree or disagree with the statement that: “During the two fiscal years ended December 31, 2011 and 2012 and through March 14, 2013, neither we nor any person on our behalf consulted with PwC regarding either (i) the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered on our financial statements and no written or oral advice was provided that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues, or (ii) any matter being the subject of disagreement (as defined in Item 16F(a)(1)(iv) of Form 20-F) or reportable event (as defined in Item 16F(a)(1)(v) of Form 20-F).”

Very truly yours,

/s/ KPMG

Hong Kong, China

April 25, 2013